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                                                                    EXHIBIT 10.3

                       PLAN OF MERGER AND REORGANIZATION

Pursuant to the provisions of Section 7-111-107 of the Colorado Business Corporation Act (the "COLORADO STATUTE") and Section 17-16-1101 of the Wyoming Business Corporation Act (the "WYOMING STATUTE") (hereinafter, the Colorado Statute and the Wyoming Statute may be referred to collectively as the "GOVERNING STATUTES" and each individually as a "GOVERNING STATUTE"), the undersigned merging entities and certain related parties have adopted the following Plan of Merger and Reorganization (the "PLAN") for the purpose of effecting a merger in accordance with the Governing Statutes, and for the purpose of effecting certain other transactions.

WHEREAS, Ultra Petroleum Corp., a Yukon corporation ("ULTRA"), acquired all of the outstanding capital stock of Pendaries Petroleum, Ltd., a New Brunswick corporation ("PENDARIES"), in a stock-for-stock exchange pursuant to a plan of arrangement that became effective on January 16, 2001 pursuant to a certificate of arrangement issued by the Director of the Corporate Affairs Branch, New Brunswick Department of Justice (the "DIRECTOR"); and

WHEREAS, after its obligations were paid or discharged, or adequate provision was made therefor, Pendaries distributed its remaining assets, including all of the outstanding capital stock of Sino-American Energy Corporation, a Texas corporation ("SINO-AMERICAN"), to Ultra, and filed articles of dissolution in the office of the Director on July 16, 2001; and

WHEREAS, Ultra now owns all of the outstanding capital stock of three (3) operating U.S. subsidiaries: (i) Ultra Resources, Inc., a Wyoming corporation ("RESOURCES"); (ii) Ultra Petroleum (USA) Inc., a Colorado corporation ("USA"); and (iii) Sino-American; and

WHEREAS, upon the terms and conditions set forth herein, the parties to this Plan desire: (i) that USA merge with and into Resources (the "MERGER"), so that Resources is the surviving corporation; and (ii) thereafter, on or before July 16, 2001, that Ultra contribute all of the outstanding shares of capital stock of Resources and Sino-American to the capital of UP Energy Corporation, a newly-formed Nevada corporation incorporated on July 11, 2001 ("U.S. HOLDINGS"), solely in exchange for shares of common stock of U.S. Holdings (the "CAPITAL CONTRIBUTION"); and

WHEREAS, following the Merger and the Capital Contribution, the parties to this Plan desire that U.S. Holdings, Resources and Sino-American enter into a tax sharing agreement for the purpose of filing consolidated returns for U.S. federal income tax purposes pursuant to Section 1501 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE");

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows with the intent to be legally bound by this
Plan:

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1.  Merger.

(a) Names of Parties. USA (a/k/a "Ultra Petroleum (USA) Inc.," a Colorado corporation) is planning to merge with and into Resources (a/k/a "Ultra Resources, Inc.," a Wyoming corporation), so that Resources is the surviving corporation.

(b) Merger Effective Time. The "MERGER EFFECTIVE TIME" shall be the later of 11:59 p.m., Denver, Colorado time, on July 16, 2001, or the first date on which the Secretaries of State of Colorado and Wyoming have issued certificates of merger to USA and Resources with respect to this Plan.

(c) Terms and Conditions. At the Merger Effective Time, USA shall be merged with and into Resources, the separate existence of USA shall cease, and Resources shall continue as the sole surviving corporation. USA and Resources shall cause the Merger to be consummated in accordance with the Governing Statutes by filing the Articles of Merger in the form attached as Exhibit "A" (the "ARTICLES OF MERGER") with the Secretaries of State of Colorado and Wyoming on or before the date of the Merger Effective Time. The effect of the Merger shall be as provided under the Governing Statutes.

(d) Conversion of Shares. At the Merger Effective Time, each share of capital stock of USA issued and outstanding immediately prior to the Merger Effective Time shall be canceled and extinguished without any conversion thereof. Each share of capital stock of Resources issued and outstanding immediately prior to the Merger Effective Time shall remain issued and outstanding, and shall not be affected by the Merger.

(e) Articles of Incorporation; Bylaws. No amendments to the Articles of Incorporation or bylaws of Resources shall be effected by the Merger.

(f) Directors and Officers. At and after the Merger Effective Time, the directors and officers of Resources immediately prior to the Merger Effective Time shall remain all of the directors and officers of Resources, each to hold office in accordance with the Articles of Incorporation and bylaws of Resources.

(g) Appraisal or Dissenting Shareholders' Rights. Each shareholder of USA and Resources has acknowledged receipt of notice of such shareholder's appraisal or dissenting shareholders' rights with respect to the Merger under Article 113 of the Colorado Statute or Article 13 of the Wyoming Statute, as applicable, and has waived any and all such rights by executing a unanimous written consent adopting and approving this Plan and the Merger.

(h) Fees and Franchise Taxes. Upon the Merger, Resources will assume all liability and be responsible for the payment of all fees and franchise taxes owed by USA.

(i) Authority to Transact Business in Colorado; Registered Agent. On September 3, 1998, Resources filed in the office of the Secretary of State of Colorado its Application for Authority

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     (as amended from time to time, the "APPLICATION") to transact business in the State of Colorado under the assumed entity name "Ultra Petroleum (Wyoming), Inc." The registered agent of Resources in the State of Colorado designated in the Application (or in the most recent statement of change of registered agent filed from time to time in the office of the Secretary of State of Colorado with respect thereto, if any), is authorized to accept service of process on Resources in the State of Colorado in connection with any proceeding to enforce any obligation or rights of dissenting shareholders of USA, or any proceeding based on a cause of action arising with respect to USA. In accordance with Section 7-111-107(2) of the Colorado Statute, if Resources fails to maintain a registered agent in the State of Colorado, Resources shall be deemed to have authorized service of process on it in connection with any such proceeding by registered or certified mail, return receipt requested, to the address of its principal office specified in Paragraph 4 of the Articles of Merger, or as last changed by notice delivered to the Secretary of State of Colorado for filing.

(j) Tax Consequences of Merger. The Merger is intended to qualify as a "reorganization" under Section 368 of the Code.

2. Capital Contribution. Immediately after the Merger Effective Time, (i) Ultra shall transfer and assign all of its rights, title and interests in and to all of the outstanding shares of capital stock of Resources and Sino-American to US Holdings by delivering to US Holdings the stock certificates representing such shares, endorsed in blank or accompanied by duly executed assignment documents.

3. Tax Sharing Agreement. Following the Merger and the Capital Contribution, U.S. Holdings, Resources and Sino-American shall enter into a tax sharing agreement, in form and substance satisfactory to each of them (which shall be conclusively evidenced by the execution and delivery of such agreement in the name of and on behalf of such entity by its President or other duly authorized representative), for the purpose of filing consolidated returns for U.S. federal income tax purposes pursuant to Section 1501 of the Code.

4. Descriptive Headings; Section References. The descriptive headings of the several sections, subsections and clauses of this Plan were inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Unless the context clearly provides otherwise, all references herein to sections, subsections or paragraphs shall refer to sections, subsections and paragraphs of this Plan.

5. Counterparts. This Plan may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one plan.


                  -Remainder of Page Intentionally Left Blank-

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IN WITNESS WHEREOF, the undersigned, by their duly authorized representatives, have executed this Plan as of the 16th day of July, 2001.


ULTRA PETROLEUM CORP.             SINO-AMERICAN ENERGY CORPORATION



By: /s/ Michael D. Watford          By: /s/ Michael D. Watford
    ----------------------------        --------------------------
     Michael D. Watford,                 Michael D. Watford,
     President, Chairman and CEO         President



ULTRA RESOURCES, INC.               ULTRA PETROLEUM (USA) INC.



By: /s/ Michael D. Watford          By: /s/ Michael D. Watford
   ---------------------------         ----------------------------
     Michael D. Watford,                 Michael D. Watford,
     President                           President

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